     Exhibit 4.2
COMMERCIAL MORTGAGE
     This COMMERCIAL MORTGAGE dated as of July 14, 2008 (the “Mortgage”), is executed by AGREE LIMITED PARTNERSHIP, a Delaware limited partnership, whose address is 31850 Northwestern Highway,Farmington Hills, Michigan 48334 (the “Mortgagor”), to and for the benefit of LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association, whose address is 2600 West Big Beaver Road, Troy, Michigan 48084 (in its individual capacity, “LaSalle”), as Agent for itself and the other Banks party to a Loan Agreement of even date herewith (in such capacity, “Agent”), among the Mortgagor, LaSalle, as Agent, and LaSalle and RAYMOND JAMES BANK, FSB, as Banks (as defined in the Loan Agreement) (the “Banks”), as amended, supplemented, restated or otherwise modified from time to time (the “Loan Agreement”).
R E C I T A L S:
     A. The Banks have severally agreed to extend mortgage loans (collectively, the “Loan”) to the Mortgagor in the aggregate principal amount of Twenty Four Million Eight Hundred Thousand and 00/100 Dollars ($24,800,000.00) (the “Loan Amount”), evidenced by promissory notes from the Mortgagor to the Banks, dated of even date with the Loan Agreement, in an aggregate principal amount equal to the Loan Amount (as amended, restated or replaced from time to time, the “Notes”).
     B. As a condition to the Banks’ loaning funds or providing other financial accommodations to the Mortgagor, the Banks require that the Mortgagor grant this Mortgage in order to secure the obligations and performance of the Mortgagor under such loans or financial accommodations.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:
A G R E E M E N T S:
     The Mortgagor hereby mortgages and warrants to the Agent, as agent for the Banks under the Loan Agreement, its successors and assigns, and grants to the Agent, as agent for the Banks under the Loan Agreement, its successors and assigns, a security interest in, the following described property, rights and interests (referred to collectively herein as the “Property”):
     (a) The real estate located in the State of Michigan and legally described on Exhibit A attached hereto and made a part hereof (the “Real Estate”);

     (b) All improvements of every nature whatsoever now or hereafter situated on the Real Estate, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing (the “Improvements”);
     (c) All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to the same;
     (d) All rents, revenues, issues, profits, proceeds, income, royalties, Letter of Credit Rights (as defined in the Uniform Commercial Code of the State of Michigan (the “Code”) in effect from time to time), escrows, security deposits, impounds, reserves, tax refunds and other rights to monies from the Property and/or the businesses and operations conducted by the Mortgagor thereon;
     (e) All interest of the Mortgagor in all leases and rental agreements (including, without limitation, oil and gas leases and any specific lease(s) described in an attachment to this Mortgage), written or unwritten, now or hereafter demising the Property in whole or in any part, and all amendments, modifications, extensions, renewals, substitutions and replacements for any of the foregoing (each, a “Lease”, and collectively, the “Leases”), together with all security therefor and all monies payable thereunder;
     (f) All fixtures and articles of personal property now or hereafter owned by the Mortgagor and located on or forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Property, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner, together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by the Mortgagor or on its behalf; it being mutually agreed that all of the aforesaid property owned by the Mortgagor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Obligations; notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute Goods (as defined in the Code), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in the Agent, as agent for the Banks under the Loan Agreement, as a Secured Party, and the Mortgagor, as Debtor, all in accordance with the Code;
     (g) All of the Mortgagor’s interests in General Intangibles, including Payment Intangibles and Software (each as defined in the Code) now owned or hereafter acquired and related to the Property, including, without limitation, all of the Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which the Mortgagor is or may become a party and which relate to the Property; (ii) all obligations and indebtedness owed to the Mortgagor thereunder; (iii) all intellectual property related to the Property; and (iv) all choses in action and causes of action relating to the Property;
     (h) All of the Mortgagor’s accounts now owned or hereafter created or acquired as relate to the Property and/or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by the Mortgagor: (i) Accounts (as defined in the Code), contract rights, book debts, notes, drafts, and other obligations or indebtedness owing to the Mortgagor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Mortgagor’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Mortgagor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due or to become due to the Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Mortgagor); (v) Securities, Investment Property, Financial Assets and Securities Entitlements (each as defined in the Code); (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (vii) all warranties, guarantees, permits and licenses in favor of the Mortgagor with respect to the Property; and
     (i) All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Property or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Property or proceeds of any sale, option or contract to sell the Property or any portion thereof.
FOR THE PURPOSE OF SECURING the Loan, as evidenced by the Notes, including any renewals or extensions thereof, from the Banks to the Mortgagor and any and all indebtedness, liabilities and obligations of any and every kind and nature heretofore, now or hereafter owing from the Mortgagor to the Banks or any Bank Affiliate, or any of them, arising under: (a) the Notes, and any and all extensions and renewals thereof, (b) this Mortgage, (c) any Rate Management Obligations and/or Rate Management Agreements (as such terms are defined in the Loan Agreement), or any other interest rate, currency or commodity swap agreement(s), cap agreement(s) or collar agreement(s), and any other agreement(s) or arrangement(s) entered into by the Mortgagor in conjunction with the Loan and designed to protect the Mortgagor against fluctuations in interest rates, currency exchange rates or commodity prices, or (d) any other instrument(s), document(s), contract(s) or agreement(s) heretofore, now or hereafter executed by the Mortgagor and delivered to the Agent in conjunction with the Loan or to or under which the Mortgagor or any subsidiary or affiliate of the Mortgagor is a party or beneficiary with respect to the Loan (collectively, the “Loan Documents”), plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by the Agent in the disbursement, administration or collection of such indebtedness, liabilities and obligations and in the protection, maintenance and liquidation of any collateral for such indebtedness, liabilities and obligations, and ANY FUTURE ADVANCES, WITH INTEREST THEREON, made to the Mortgagor by the Banks which are secured by this Mortgage pursuant to the provisions hereof (collectively, the “Obligations”). The Mortgagor covenants to pay when due any Obligations for which it is liable in accordance with the terms of the Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by the Mortgagor under the Notes, this Mortgage and the other Loan Documents.

     FUTURE ADVANCE MORTGAGE. This Mortgage is a “Future Advance Mortgage” under Public Act 348 of Michigan Public Acts of 1990. All future advances under the Loan Documents shall have the same priority as if the future advance was made on the date that this Mortgage was recorded. This Mortgage shall secure all indebtedness of the Mortgagor, its successors and assigns under the Loan Documents, whenever incurred, such indebtedness to be due at the times provided in the Loan Documents. Notice is hereby given that the indebtedness secured hereby may increase as a result of any defaults hereunder by Mortgagor due to, for example, and without limitation, unpaid interest or late charges, unpaid taxes or insurance premiums which Agent elects to advance, defaults under leases that Agent elects to cure, attorney fees or costs incurred in enforcing the Loan Documents or other expenses incurred by Agent in protecting the premises, the security of this Mortgage or Agent’s rights and interests.
     IT IS FURTHER UNDERSTOOD AND AGREED THAT:
     1. Title. The Mortgagor represents, warrants and covenants that (a) the Mortgagor is the holder of the fee simple title to the Property, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of the Agent and as otherwise described on Exhibit B attached hereto and made a part hereof (the “Permitted Exceptions”); and (b) the Mortgagor has legal power and authority to mortgage and convey the Property.
     2. Assignment of Rents and Leases. As additional security for the Obligations and performance of the covenants and agreements set forth herein, pursuant to Michigan Compiled Laws 565.81 et seq. and Michigan Compiled Laws 554.231 et seq., each as amended, Mortgagor hereby assigns to the Agent, and grants Agent a security interest in, any and all Leases, and all rents, issues, income and profits derived from the use of the Property or any portion thereof, whether due or to become due. These assignments shall run with the land and shall be good and valid against Mortgagor and all persons claiming by, under, or through Mortgagor from the date of recording of this Mortgage and shall continue to be operative during foreclosure or any other proceedings taken to enforce this Mortgage. If any foreclosure sale results in a deficiency, the assignments shall continue as security during the foreclosure redemption period. Mortgagor covenants with and warrants to Agent that as of the date of this Mortgage:
     (a) Each Lease is in full force and effect and there are no defaults existing thereunder.
     (b) Mortgagor has not, except as may be described in an attachment, if any, to this Mortgage: (1) executed or granted any prior assignment, encumbrance, or security interest in any Lease or the rentals thereunder; (2) performed any acts or executed any other instruments or agreements which would limit or prevent Agent from obtaining the benefit of and exercising its rights conferred by this Mortgage; or (3) executed or granted any modification of any Lease, either orally or in writing.
     (c) As of the date of this Mortgage and for so long as any of the Obligations remains unpaid or unperformed:
     (i) Mortgagor shall promptly inform Agent of, assign, and deliver, any subsequent Lease of the Property or any part thereof, and make, execute and deliver to the Agent, upon demand, any and all documents, agreements and instruments as may, in Agent’s opinion, be necessary to protect the Agent’s rights under this Mortgage; provided, that Mortgagor’s failure to do so will not impair Agent’s interest in or rights with respect to any subsequent Lease, nor in any way affect the applicability of this Mortgage to such Lease and the unpaid rents due or to become due thereunder.

     (ii) Mortgagor shall not, without the prior written consent of Agent: (1) cancel or accept surrender of a Lease; (2) modify or alter a Lease in any material way, either orally or in writing; (3) reduce the amount of or postpone payment of any Lease rents; (4) consent to any assignment of the lessee’s interest in a Lease, or any subletting thereunder, except as permitted under the provisions of a Lease; (5) collect or accept payment of rents under a Lease for more than one (1) month in advance; (6) make any other assignment, pledge, encumbrance, or other disposition of a Lease or any Lease rents, issues, income or profits.
     (d) Mortgagor shall perform and discharge each and every obligation, covenant, and agreement required to be performed by the landlord under any Lease and should Mortgagor fail to do so the Agent, at Agent’s sole option and without releasing Mortgagor from any such obligation, may make or do the same in such manner and to such extent as the Agent deems necessary to protect its rights and interests under this Mortgage. Any and all costs, expenses and sums paid by the Agent in performing under any Lease, including reasonable attorney fees, shall be added to the Obligations secured by this Mortgage. This assignment of rents is given as collateral security only and will not be construed as obligating Agent to perform any of the covenants or undertakings required to be performed by Mortgagor under any Lease.
     3. Maintenance, Repair, Restoration, Prior Liens, Parking. The Mortgagor covenants that, so long as any portion of the Obligations remains unpaid, the Mortgagor will, or will cause the tenants under Leases, in accordance with the terms and provisions of the Leases to: (a) promptly repair, restore or rebuild any Improvements now or hereafter on the Property which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose; (b) keep the Property in good condition and repair, without waste, and free from construction or like liens or claims or other liens or claims for lien (subject to the Mortgagor’s right to contest liens as permitted by the terms hereof; (c) pay when due any indebtedness which may be secured by a permitted lien or charge on the Property, and upon request furnish satisfactory evidence of the discharge of such lien to the Agent (subject to the Mortgagor’s right to contest liens as permitted by the terms of hereof); (d) comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Property and the use thereof; (e) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage; (f) make no material alterations in the Property or demolish any portion of the Property without the Agent’s prior written consent, except as required by law or municipal ordinance; (g) suffer or permit no change in the use or general nature of the occupancy of the Property, without the Agent’s prior written consent; (h) not initiate or acquiesce in any zoning reclassification with respect to the Property, without the Agent’s prior written consent; (i) provide and thereafter maintain adequate parking areas within the Property as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and (j) comply, and cause the Property at all times to be operated in compliance, with all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.
     4. Payment of Taxes and Assessments. The Mortgagor will pay, or cause tenants under Leases to pay, when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against the Mortgagor, if applicable to the Property or any interest therein, or the Obligations, or any obligation or agreement secured hereby, subject to the Mortgagor’s and the Tenants’ under the Leases right to contest the same, as provided by the terms hereof; and the Mortgagor will, upon written request, furnish to the Agent duplicate receipts therefor within sixty (60) days after the Agent’s request.
     5. Insurance. The Mortgagor shall at all times keep, or cause the tenants under the Leases, if so provided for in the Leases, to keep, all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Property insured against loss or damage by fire and such other hazards as may reasonably be required by the Agent, in accordance with the Agent’s current insurance requirements, and such other insurance as the Agent may from time to time reasonably require and Agent shall be included thereon as the lender loss payee or an additional insured, as applicable, under a standard mortgage clause acceptable to the Agent. Such insurance may be provided through self-insurance programs maintained by tenants under the Leases, if so provided in the Leases, in which case Agent shall be listed as the lender loss payee or an additional insured as its interest may apply.
     (a) Unless the Mortgagor provides the Agent evidence of the insurance coverages required hereunder, the Agent may purchase insurance at the Mortgagor’s expense to cover the Agent’s interest in the Property. The insurance may, but need not, protect the Mortgagor’s interest. The coverages that the Agent purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Property. The Mortgagor may later cancel any insurance purchased by the Agent, but only after providing the Agent with evidence that the Mortgagor has provided for the insurance as required by this Mortgage. If the Agent purchases insurance for the Property, the Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which the Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The cost of the insurance may be more than the cost of insurance the Mortgagor may be able to obtain on its own.
     (b) The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Agent is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Agent and such separate insurance is otherwise acceptable to the Agent.
     (c) In the event of loss, the Mortgagor shall give prompt notice thereof to the Agent. Insurance proceeds shall be distributed in accordance with the terms of the Leases. To the extent insurance proceeds are distributable to the Mortgage under the terms of the Leases, if the loss exceeds an amount equal to ten percent (10.00%) of the Obligations (the “Threshold”), shall have the sole and absolute right to make proof of loss. If such loss exceeds the Threshold or if such loss is equal to or less than the Threshold and the conditions set forth in clauses (i), (ii) and (iii) of the immediately succeeding subsection are not satisfied, then the Agent, solely and directly, shall receive such payment for loss from each insurance company concerned. If and only if (i) such loss is equal to or less than the Threshold, (ii) no Event of Default or event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists, (iii) the Agent determines that the work required to complete the repair or restoration of the Property necessitated by such loss can be completed no later than the maturity date of the earliest maturing Obligation, and (iv) the total of the insurance proceeds and such additional amounts placed on deposit with the Agent by the Mortgagor for the specific purpose of rebuilding or restoring the Improvements equals or exceeds, in the sole and absolute discretion of the Agent, the reasonable costs of such rebuilding or restoration, then the Agent shall endorse to the Mortgagor any such payment and the Mortgagor may collect such payment directly. The Agent shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by the Agent pursuant to the terms of this section, after the payment of all of the Agent’s expenses, either (i) on account of the Obligations, irrespective of whether such principal balance is then due and payable, whereupon the Agent may declare the whole of the balance of Obligations to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in subsection (d) below; provided, however, that the Agent hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subsection (d) below, if (i) the Agent has received satisfactory evidence that such restoration or repair shall be completed no later than the maturity date of the earliest maturing Obligation, and (ii) no Event of Default, or event that with the passage of time, the giving of notice or both would constitute an Event of Default, then exists. If insurance proceeds are made available to the Mortgagor by the Agent as hereinafter provided, the Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Property so that the condition and value of the Property are substantially the same as the condition and value of the Property prior to being damaged or destroyed. Any insurance proceeds applied on account of the unpaid principal balance of the Obligations shall be subject to any prepayment premium provided for in the Loan Documents. In the event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.
     (d) If insurance proceeds are made available by the Agent to the Mortgagor, the Mortgagor shall comply with the following conditions:
     (i) Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Property, whether by fire or other casualty, the Mortgagor shall obtain from the Agent its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.
     (ii) Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Property, the Agent shall be satisfied as to the following:
     (A) either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Property, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Property, the Mortgagor has deposited with the Agent such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Property; and
     (B) prior to each disbursement of any such proceeds, the Agent shall be furnished with a statement of the Agent’s architect (the cost of which shall be borne by the Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by the Agent and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Property; and the Agent shall be furnished with appropriate evidence of payment for labor or materials furnished to the Property, and total or partial lien waivers substantiating such payments.

     (iii) If the Mortgagor shall fail to restore, repair or rebuild the Improvements within a time deemed satisfactory by the Agent, then the Agent, at its option, may (A) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of the Mortgagor, or (B) declare an Event of Default. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the Obligations irrespective of whether such Obligations is then due and payable without payment of any premium or penalty.
     6. Condemnation. If all or any part of the Property are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof shall be distributed in accordance with the terms of the Leases. Any such amount distributable to the Mortgagor, to the extent of the full amount of the remaining unpaid Obligations, is hereby assigned to the Agent, who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Agent. Such award or monies shall be applied on account of the Obligations, irrespective of whether such Obligations is then due and payable and, at any time from and after the taking the Agent may declare the whole of the balance of the Obligations to be due and payable. Notwithstanding the provisions of this section to the contrary, if any condemnation or taking of less than the entire Property occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of the Agent, has no material adverse effect on the operation or value of the Property, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by the Mortgagor, and the Agent hereby agrees that in such event it shall not declare the Obligations to be due and payable, if it is not otherwise then due and payable.
     7. Taxation. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over the Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage or any of the other Loan Documents, the Mortgagor shall pay such tax in the manner required by any such law. The Mortgagor further agrees to reimburse the Agent for any sums which the Agent may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, the Mortgagor shall not be required to pay any income or franchise taxes of the Agent. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Property from the value thereof for the purpose of taxation or (b) the imposition upon the Agent of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by the Mortgagor, or (c) a change in the method of taxation of mortgages or debts secured by mortgages or the Agent’s interest in the Property, or the manner of collection of taxes, so as to affect this Mortgage or the Obligations or the holders thereof, then the Mortgagor, upon demand by the Agent, shall pay such Taxes or charges, or reimburse the Agent therefor; provided, however, that the Mortgagor shall not be deemed to be required to pay any income or franchise taxes of the Agent. Notwithstanding the foregoing, if in the opinion of counsel for the Agent, it is or may be unlawful to require the Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Agent may declare all of the Obligations to be immediately due and payable.
     8. Agent’s Performance of Defaulted Acts and Expenses Incurred by Agent. If an Event of Default has occurred, the Agent may, but need not, make any payment or perform any act herein required of the Mortgagor in any form and manner deemed expedient by the Agent, subject to the rights of the tenants under the Leases, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Property or consent to any tax or assessment or cure any default of the Mortgagor in any lease of the Property. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by the Agent in regard to any tax provided for herein or to protect the Property or the lien hereof, shall be so much additional Obligations, and shall become immediately due and payable by the Mortgagor to the Agent, upon demand, and with interest thereon accruing from the date of such demand until paid at the highest rate provided in the Loan Documents. In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by the Agent in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of the Agent’s rights hereunder, (c) recovering any Obligations, (d) any litigation or proceedings affecting the Notes, this Mortgage, any of the other Loan Documents or the Property, including without limitation, bankruptcy and probate proceedings, or (e)  preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Notes, this Mortgage, any of the other Loan Documents or the Property, with interest thereon accruing from the date of such demand until paid at the highest rate provided in the Loan Documents, shall be so much additional Obligations, and shall become immediately due and payable by the Mortgagor to the Agent, upon demand. Should any amount paid out or advanced by the Agent hereunder, or pursuant to any agreement executed by the Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Property or any part thereof, then the Agent shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.
     9. Security Agreement. The Mortgagor and the Agent agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to all property described herein in which a security interest can be granted under Article 9 of the Code (the “Personal Property”; all of the Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Agent to secure payment of the Obligations.
     (a) The only persons having any interest in the Collateral are the Mortgagor, the Agent and holders of interests, if any, expressly permitted hereby.
     (b) No Financing Statement (other than Financing Statements showing the Agent as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; the Mortgagor, at its own cost and expense, upon demand, will furnish to the Agent such further information and will execute and deliver to the Agent such financing statements and other documents in form satisfactory to the Agent and will do all such acts as the Agent may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no other liens or encumbrances, other than liens or encumbrances benefiting the Agent and liens and encumbrances (if any) expressly permitted hereby. The Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by the Agent to be desirable. The Mortgagor hereby irrevocably authorizes the Agent at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor covering the Collateral and containing such information as is required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed.

     (c) Upon an Event of Default hereunder, the Agent shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral. The Agent will give the Mortgagor at least ten (10) days notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of the Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition. Any such sale may be held in conjunction with any foreclosure sale of the Property. If the Agent so elects, the Property and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by the Agent, shall be applied against the Obligations in such order or manner as the Agent shall select. The Agent will account to the Mortgagor for any surplus realized on such disposition.
     (d) The terms and provisions contained in this section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.
     (e) This Mortgage is intended to be a financing statement within the purview of Section 9-502(3) of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Property.
     10. Restrictions on Transfer. The Mortgagor, without the prior written consent of the Agent, shall not effect, suffer or permit any of the following (a “Prohibited Transfer”), whether effected directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise:
     (a) Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any the Property or any part thereof or interest therein, excepting only sales or other dispositions of Collateral no longer useful in connection with the operation of the Property (“Obsolete Collateral”), provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral; provided, however, that the foregoing provisions of this section shall not apply (i) to the lien of current taxes and assessments not in default, or (ii) to leases permitted by the terms of the Loan Documents, if any.
     (b) Any conveyance, or assignment or other transaction which causes the current general partner of the Mortgage to no longer be the general partner of the Mortgagor.
     (c) In determining whether or not to make the loan secured by this Mortgage, the Agent evaluated the background and experience of the Mortgagor in owning and operating property such as the Property, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Property which is the Agent’s security for the Obligations. The Mortgagor further recognizes that any secondary junior financing placed upon the Property (i) may divert funds which would otherwise be used to pay the Obligations; (ii) could result in acceleration and foreclosure by any such junior encumbrancer which would force the Agent to take measures and incur expenses to protect its security; (iii) would detract from the value of the Property should the Agent come into possession thereof with the intention of selling same; and (iv) would impair the Agent’s right to accept a deed in lieu of foreclosure, as a foreclosure by the Agent would be necessary to clear the title to the Property. In accordance with the foregoing and for the purposes of (a) protecting the Agent’s security, both of repayment and of value of the Property; (b) giving the Agent the full benefit of its bargain and contract with the Mortgagor; (c) keeping the Property free of subordinate financing liens, the Mortgagor agrees that if this section is deemed a restraint on alienation, that it is a reasonable one.
     11. Events of Default, Foreclosure; Expense of Litigation. If an event of default, as defined in the Loan Agreement, shall occur under the Obligations (an “Event of Default”), the Agent may, at its option, and upon occurrence of an Event of Default described in Section 11.1(j) of the Loan Agreement shall, declare the whole of the Obligations to be immediately due and payable without further notice to the Mortgagor. When all or any part of the Obligations shall become due, whether by acceleration or otherwise, the Agent shall have the right to foreclose this Mortgage and sell the Property at public auction or venue pursuant to Michigan Compiled Laws 600.3201 et seq. or judicially foreclose this Mortgage under the provisions of Michigan Compiled Laws 600.3101 et seq., and/or exercise any right, power or remedy provided in this Mortgage or any of the other Loan Documents in accordance with Michigan Compiled Laws 600.3201 et seq. or Michigan Compiled Laws 600.3101 et seq. (as may be amended from time to time, collectively, the “Act”). In the event of a foreclosure sale, the Agent is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as the Agent may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.
     (a) Mortgagor agrees to pay all of Agent’s costs and expenses, including reasonable attorney fees, which shall be added to the Obligations secured by this Mortgage. At any foreclosure sale held under the foregoing Michigan statutes, Mortgagor agrees that in its foreclosure sale bid price the Agent shall be allowed to deduct from the appraised value of the Property: (i) a brokerage commission of not more than ten percent (10%) of the Property value; (ii) the unpaid balance of any mortgage or other liens which have priority over the lien of this Mortgage; and (iii) the sum of all unpaid property taxes and assessments and insurance premiums due and to become due on the Property through the date upon which the foreclosure redemption period shall expire. Any foreclosure sale may, at the sole option of the Agent, be made en masse or in parcels, any law to the contrary notwithstanding, and Mortgagor hereby knowingly, voluntarily and intelligently waives any right to require any such foreclosure sale to be made in parcels or any right to select which parcels shall be sold. The proceeds of any foreclosure sale shall be applied, as the Agent elects, to the payment of Agent’s collection and other expenses, including reasonable attorney fees, and/or payment of the Obligations, with the surplus, if any, to Mortgagor or Mortgagor’s successor in interest. Commencement of proceedings to foreclose this Mortgage in any manner authorized by law shall be deemed an exercise of the Agent’s option to accelerate the Obligations. After the date upon which the maturity of the Obligations secured by this Mortgage has been accelerated, Agent acceptance of any amount(s) paid by Mortgagor less than the full unpaid principal balance of the Obligations plus accrued interest, late charges and Agent’s costs and expenses in this Mortgage described, shall not waive the default or acceleration, but shall only be credited upon the unpaid balance of the Obligations unless the Agent specifically agrees in writing to waive any such default and/or acceleration.
     THIS MORTGAGE CONTAINS A POWER OF SALE AND UPON DEFAULT MAY BE FORECLOSED BY ADVERTISEMENT. IN A FORECLOSURE BY ADVERTISEMENT, NO HEARING IS INVOLVED AND THE ONLY NOTICE REQUIRED IS PUBLICATION OF A FORECLOSURE NOTICE IN A LOCAL NEWSPAPER AND POSTING A COPY OF THE NOTICE UPON THE PREMISES. IF THIS MORTGAGE IS FORECLOSED BY ADVERTISEMENT UNDER THE PROVISIONS OF MICHIGAN COMPILED LAWS 600.3201 ET SEQ., MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTELLIGENTLY WAIVES ALL RIGHTS UNDER THE CONSTITUTION AND LAWS OF THE STATE

OF MICHIGAN AND THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA TO ANY NOTICE OR HEARING IN CONNECTION WITH A FORECLOSURE BY ADVERTISEMENT EXCEPT AS SET FORTH IN THE MICHIGAN STATUTE.
     (b) The Agent may procure mortgage foreclosure or title reports. Mortgagor covenants to pay forthwith to the Agent all sums paid for such purposes with interest at the highest rate applicable to the Obligations, and such sums and the interest thereon shall constitute a further lien upon the Property. The Agent may also procure appraisals, environmental audits and such other investigations or analyses of the Property as the Agent may determine to be required by regulatory or accounting rules, procedures or practices or to otherwise be prudent or necessary. Mortgagor shall grant the Agent free and unrestricted access to the Property for such purposes. Mortgagor covenants to pay forthwith to the Agent all sums paid for such purposes with interest at the highest rate applicable to the Obligations, and such sums and the interest thereon shall constitute a further lien upon the Property.
     12. Appointment of Receiver. In conjunction with any foreclosure of this Mortgage, Agent shall be entitled to seek the appointment of a receiver for the Property in accordance with applicable law. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Mortgagor at the time of application for such receiver and without regard to the value of the Property or whether the same shall be then occupied as a homestead or not and the Agent hereunder or any other holder of the Notes may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Property (i) during the pendency of such foreclosure, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when the Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during said period, including, to the extent permitted by law, the right to lease all or any portion of the Property for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Obligations, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.
     13. Agent’s Right of Possession in Case of Default. At any time after an Event of Default has occurred, the Mortgagor shall, upon demand of the Agent, surrender to the Agent possession of the Property, subject to any rights of tenants under Leases. The Agent, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Property, subject to any rights of tenants under Leases, together with all documents, books, records, papers and accounts relating thereto, and may exclude the Mortgagor and its employees, agents or servants therefrom, and the Agent may then hold, operate, manage and control the Property, either personally or by its agents. The Agent shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, the Agent shall have full power to: (a) cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same; (b) elect to disaffirm any lease or sublease which is then subordinate to the lien hereof; (c) extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon the Mortgagor and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Obligations, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser; (d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property as the Agent deems are necessary; (e) insure and reinsure the Property and all risks incidental to the Agent’s possession, operation and management thereof.
     14. Waste. Mortgagor’s failure, refusal or neglect to pay any taxes or assessments levied against the Property or any insurance premiums due upon policies of insurance covering the Property will constitute waste under Michigan Compiled Laws 600.2927, and the Agent shall have a right to appointment of a receiver of the Property and of the rents and income from the Property, with such powers as the Court making such appointment confers. Mortgagor hereby irrevocably consents to such appointment in such event, and agrees that Agent’s costs and expenses, including reasonable attorney fees, incurred in such proceeding shall be added to the Obligations secured by this Mortgage. Payment by the Agent for and on behalf of Mortgagor of any delinquent taxes, assessments, or insurance premiums payable by Mortgagor under the terms of this Mortgage will not cure the default herein described nor in any manner impair the Agent’s right to appointment of a receiver as set forth herein.
     15. Rights Cumulative. Each right, power and remedy herein conferred upon the Agent is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Agent, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of the Agent in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.
     16. Agent’s Right of Inspection. The Agent and its representatives shall have the right to inspect the Property and the books and records with respect thereto at all reasonable times upon not less than twenty four (24) hours prior notice to the Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.
     17. Notices. Any notices, communications and waivers under this Mortgage shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed to the Mortgagor or the Agent at the address shown for each party, respectively, in the first paragraph of this Mortgage or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.
     18. Contests. Notwithstanding anything to the contrary herein contained, the Mortgagor and the tenants in accordance with the terms of the Leases shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Property or which may be or become a lien thereon and any construction or other liens or claims for lien upon the Property (each, a “Contested Liens”), and no Contested Lien shall constitute an Event of Default hereunder, if, but only if:

     (a) The Mortgagor shall forthwith give notice of any Contested Lien to the Agent at the time the same shall be asserted;
     (b) If contested by the Mortgagor, the Mortgagor shall either pay under protest or deposit with the Agent the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as the Agent may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment the Mortgagor may furnish to the Agent a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to the Agent.
     19. Further Instruments. Upon request of the Agent, the Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.
     20. Indemnity. The Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against the Agent in the exercise of the rights and powers granted to the Agent in this Mortgage, and the Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of the Agent. The Mortgagor shall indemnify and save the Agent harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred by or asserted against the Agent at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which the Agent may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Property; and (c) the ownership, leasing, use, operation or maintenance of the Property, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Property to the Agent in accordance with the terms of this Mortgage; provided, however, that the Mortgagor shall not be obligated to indemnify or hold the Agent harmless from and against any Claims with respect to disputes between the Banks or between the Banks and the Agent not arising out of the wrongdoing of the Borrower or directly arising from the gross negligence or willful misconduct of the Agent. The Agent shall give notice as promptly as reasonably practical to the Mortgagor in the event it becomes aware of a claim or potential claim for which it intends to seek indemnity under the provisions of this Section 20. All costs provided for herein and paid for by the Agent shall be so much additional Obligations and shall become immediately due and payable upon demand by the Agent and with interest thereon from the date incurred by the Agent until paid at the highest rate provided in the Loan Documents.
     21. Environmental Representations, Warranties, Covenants and Indemnification. The Mortgagor represents and warrants to the Agent that, to the best of the Mortgagor’s Actual Knowledge: (a) neither the Property nor the operations of the Mortgagor are in violation of any Environmental Law or any permit or authorization issued pursuant thereto., and (b) no Hazardous Substances have been released on or from the Property in violation of any Environmental Laws. “Actual Knowledge” shall mean knowledge actually possessed by Richard Agree, or his successor, without inquiry or additional investigation, and not constructive knowledge which is imputed to the Mortgagor. The Mortgagor covenants and agrees to at all times strictly observe and promptly comply with all Environmental Laws and shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Laws (“Environmental Liens”). The Mortgagor shall promptly notify the Agent in writing if the Mortgagor receives written notice from a governmental authority having jurisdiction over environmental matters that there is or are (a) any Hazardous Substances, other than those used by the Mortgagor or tenants under leases at the Property in the ordinary course of their businesses and in compliance with all Environmental Laws, present on the Property; (b) any release of Hazardous Substances in, on, under, from or migrating towards the Property; (c) any non-compliance with Environmental Laws related in any way to the Property; (d) any actual or potential Environmental Liens; (e) any investigation or action or claim, whether threatened or pending, by any governmental agency or third party pertaining to the Release of Hazardous Substances in, on, under, from, or migrating towards the Property. Mortgagor agrees to allow the Agent or its agent access to the Property to confirm Mortgagor’s compliance with all Environmental Laws and Agent may at any time it has reasonable cause to suspect a violation of an Environmental Law may have occurred, at Mortgagor’s sole cost and expense, hire, or require Mortgagor to hire, an environmental consultant to inspect, test and audit the Property and advise the Agent concerning Mortgagor’s compliance with Environmental Laws. Any costs paid by Agent for violations of Environmental Laws or to hire an environmental consultant shall be added to the Obligations secured by this Mortgage. Mortgagor agrees to indemnify and hold the Agent harmless from any and all losses, costs, suits, harm, liability, and damages of any and every kind, including reasonable attorney fees, which result from or are related to any violation(s) by Mortgagor or Mortgagor’s predecessors in title to the Property of any Environmental Laws, and agrees that such indemnity shall survive the foreclosure or discharge of this Mortgage and shall continue so long as Agent has any interest in or liability for the Property. “Environmental Laws” shall mean any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, all as previously and in the future to be amended. “Hazardous Substance” shall mean, but is not limited to, any substance, chemical, material or waste (a) the presence of which causes a nuisance or trespass of any kind; (b) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (c) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).
     22. Miscellaneous.
     (a) Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of the Agent, its successors and assigns and any holder or holders, from time to time, of the Notes.
     (b) Invalidity of Provisions; Governing Law. In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Mortgagor and the Agent shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the laws of the State of Michigan.

     (c) Municipal Requirements. The Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Property or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and the Mortgagor hereby assigns to the Agent any and all rights to give consent for all or any portion of the Property or any interest therein to be so used. Similarly, no building or other improvement on the Property shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.
     (d) Option of Agent to Subordinate. At the option of the Agent, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Property upon the execution by the Agent of a unilateral declaration to that effect and the recording thereof in the Office of the Register of Deeds in and for the county wherein the Property are situated.
     (e) Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Agent a mortgagee-in-possession in the absence of the actual taking of possession of the Property by the Agent pursuant to this Mortgage.
     (f) Relationship of Agent and Mortgagor. The Agent shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of the Mortgagor or of any lessee, operator, concessionaire or licensee of the Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, the Agent shall not be deemed to be such partner, joint venturer, agent or associate on account of the Agent becoming a mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise. The relationship of the Mortgagor and the Agent hereunder is solely that of debtor/creditor.
     (g) Time of the Essence. Time is of the essence of the payment by the Mortgagor of all amounts due and owing to the Agent under the Loan Documents and the performance and observance by the Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.
     (h) No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Property, and if the Agent acquires any additional or other interest in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by the Agent as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.
     (i) CONSENT TO JURISDICTION. TO INDUCE THE BANKS TO EXTEND THE OBLIGATIONS, THE MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE OBLIGATIONS AND THIS MORTGAGE WILL BE LITIGATED IN COURTS HAVING SITUS IN OAKLAND COUNTY, MICHIGAN. THE MORTGAGOR HEREBY CONSENTS AND SUBMITS, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO THE JURISDICTION OF ANY COURT LOCATED WITHIN OAKLAND COUNTY, MICHIGAN, WAIVES PERSONAL SERVICE OF PROCESS UPON THE MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE

MADE BY REGISTERED MAIL DIRECTED TO THE MORTGAGOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.
     (j) WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE AGENT (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE MORTGAGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE AGENT OR ANY OTHER PERSON INDEMNIFIED UNDER THIS MORTGAGE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.
     (k) Complete Agreement. This Mortgage and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both the Mortgagor and the Agent.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day and year first above written.

MORTGAGOR:

AGREE LIMITED PARTNERSHIP, a Delaware
limited partnership

By:	Agree Realty Corporation, a Maryland corporation
Its:	General Partner

	By:	/s/ Richard Agree

	Name:	Richard Agree
	Title:	President
Notary Acknowledgement
     The foregoing instrument was acknowledged before me in                                          County, Michigan, on                                         , by Richard Agree, who is the President of Agree Realty Corporation, a Maryland corporation, which is the General Partner of AGREE LIMITED PARTNERSHIP, a Delaware limited partnership, on behalf of the limited partnership.

Notary’s Signature:
Notary’s Name:
Notary Public, State of Michigan, County of
My commission expires:
Acting in the County of:

DRAFTED BY:	WHEN RECORDED RETURN TO:

Daniel C. Watson, Esq.	LaSalle Bank Midwest N.A.
Dykema Gossett PLLC	c/o LaSalle Bank N.A.
400 Renaissance Center	Attn: Rita Gomez MC74-00
Detroit, Michigan 48243	4747 W. Irving Road
Chicago, Illinois 60641

EXHIBIT A
LEGAL DESCRIPTION OF REAL ESTATE
Land Situated in the City of Grand Rapids, County of Kent, State of Michigan.
Part of the Southeast 1/4 of Section 8, Town 6 North, Range 11 West, City of Grand Rapids, Kent County, Michigan, described as: Commencing at the Southeast corner of Section 8; thence South 90°00’00” West 690.33 feet along the South line of Section 8; thence North 03°48’25” West 50.69 feet to a point on the North right-of-way line of 28th Street and the place of beginning; thence North 03°48’25” West 149.31 feet parallel to the West line of the Southeast 1/4 of the Southeast 1/4 of Section 8; thence South 90°00’00” West 30.00 feet; thence North 03°48’25” West 207.59 feet along the East line of Oakgrove Cemetery; thence South 89°49’30” East 307.77 feet; thence North 00°10’30” East 30.00 feet; thence North 34°34’57” West 142.24 feet; thence Northeasterly 191.52 feet along a 115.50 foot radius curve to the right, the chord of which bears North 12°55’12” East 170.32 feet; thence North 60°43’14” East 14.10 feet; thence Southeasterly 544.27 feet along a 3769.83 foot radius curve to the right, the chord of which bears South 25°16’02” East 543.80 feet; thence South 35°21’20” West 225.40 feet along the Northwesterly line of a clear vision right-of-way; thence Northwesterly 71.70 feet along a 57246.01 foot radius curve to the right, the chord of which bears North 89°58’00” West 71.70 feet along the North line of 28th Street; thence North 89°55’50” West 253.76 feet to the point of beginning.
PROPERTY ADDRESS OF REAL ESTATE: 2643 Kalamazoo, Grand Rapids, Michigan
TAX IDENTIFICATION NUMBER: 41-18-08-400-017

EXHIBIT B
PERMITTED EXCEPTIONS
     1. General real estate taxes for the year 2008 and each year thereafter not yet due and payable.
     2. Exception Nos. 1-11, inclusive, contained on Schedule B of Liberty Title Commercial Agency, LLC File No. K10969 dated April 9, 2008.

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